                                                                    EXHIBIT 12.1



                 THE GOLDMAN SACHS GROUP, L.P. and SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES


                                                                               THREE MONTHS ENDED
                                           YEAR ENDED NOVEMBER                      FEBRUARY
                              ----------------------------------------------   ------------------
                               1994     1995      1996      1997      1998      1998       1999
                               ----     ----      ----      ----      ----      ----       ----
                                             ($ IN MILLIONS)

Net earnings................  $  500   $ 1,348   $ 2,399   $ 2,746   $ 2,428   $  884     $1,007
Add:
  Provision for taxes.......       8        20       207       268       493      138        181
  Portion of rents
     representative of an
     interest factor........      27        29        28        29        35        8         11
  Interest expense on all
     indebtedness...........   8,915     9,841    11,160    12,986    13,958    3,431      2,861
                              ------   -------   -------   -------   -------   ------     ------
Earnings, as adjusted.......  $9,450   $11,238   $13,794   $16,029   $16,914   $4,461     $4,060
                              ======   =======   =======   =======   =======   ======     ======
Fixed charges:
  Portion of rents
     representative of an
     interest factor........  $   27   $    29   $    28   $    29   $    35   $    8     $   11
  Interest expense on all
     indebtedness...........   8,915     9,841    11,160    12,986    13,958    3,431      2,861
                              ------   -------   -------   -------   -------   ------     ------
Fixed charges...............  $8,942   $ 9,870   $11,188   $13,015   $13,993   $3,439     $2,872
                              ======   =======   =======   =======   =======   ======     ======
Ratio of earnings to fixed
  charges...................    1.06x     1.14x     1.23x     1.23x     1.21x    1.30x      1.41x
                              ======   =======   =======   =======   =======   ======     ======
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